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                                                                     Exhibit 3.4


                                 RESTATED BYLAWS

                                       OF

                             TTM TECHNOLOGIES, INC.

                                    ARTICLE I

                           CORPORATE OFFICES AND AGENT
                           ---------------------------

                  1. REGISTERED OFFICE AND AGENT. The registered office of TTM Technologies, Inc. (the "Corporation") shall be located in the State of Washington at such place as may be fixed from time to time by the Board of Directors of the Corporation (the "Board") and the Corporation shall file the appropriate notice thereof with the Secretary of State for the State of Washington. The registered agent of the Corporation shall have a business office identical with the Corporation's registered office.

                  2. OTHER OFFICES. The Board shall establish a principal office for the transaction of the Corporation's business and may at any time establish other offices of the Corporation at such place or places where the business of the Corporation may require.

                                   ARTICLE II

                             SHAREHOLDERS' MEETINGS
                             ----------------------

                  1. MEETING PLACE. All meetings of the shareholders of the Corporation ("Shareholders" or "Shareholder", as context requires) shall be held at the Corporation's principal office for the transaction of business, or at such other place as shall be determined from time to time by the Board.

                  2. ANNUAL MEETING TIME. The annual meeting of the Shareholders for the election of directors of the Corporation ("Directors" or "Director", as required by context) and for the transaction of such other business as may properly come before the meeting shall be held each year on the 1st day of April at the hour of 6:00 p.m., if not a Saturday, Sunday or legal holiday, and if a Saturday, Sunday or legal holiday, then on the next business day following, at the same hour.

                  3. BUSINESS AT ANNUAL MEETING. The election of Directors shall take place and other proper business for the Shareholders to consider may be transacted at the annual meeting of Shareholders, provided that such nominations or business are properly brought before such meeting. To be properly brought before the annual meeting, nominations for

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Director positions and business for consideration by the Shareholders must be
(a) set forth in the Corporation's notice of the meeting, (b) made or brought by or at the direction of the Board or (c) made or brought before the meeting by a Shareholder pursuant to written notice thereof to the Secretary of the Corporation, in accordance with Section 6 of this Article, and received by the Secretary not fewer than 120 nor more than 150 days prior to the anniversary date of the prior year's annual meeting. No nominations shall be considered or other business conducted at any annual meeting of Shareholders except in accordance with this Section.

                  4. SPECIAL MEETINGS. A special meeting of the Shareholders ("Special Meeting") may be called at any time, for any purpose or purposes for which such a meeting may lawfully be called, by (i) the Chairman of the Board,
(ii) a majority of the Board, (iii) the Chief Executive Officer of the Corporation or (iv) the Secretary of the Corporation. The Shareholders of the Corporation may demand a Special Meeting for any purpose or purposes for which such a meeting may lawfully be called by the Shareholders holding at least a majority of the shares entitled to vote on the issue or issues proposed to be considered at the Special Meeting by delivering a written demand for such Special Meeting to the Secretary of the Corporation. A demand by Shareholders for a Special Meeting must be signed by Shareholders holding the requisite number of shares required by the Articles of Incorporation of the Corporation ("Articles of Incorporation") for a Special Meeting to be demanded by the Shareholders and describe each purpose for which the Special Meeting is demanded in sufficient detail so that if the description is used verbatim in a notice of Special Meeting, Shareholders entitled to vote at such Special Meeting will upon reading the description be informed as to the purpose or purposes of the Special Meeting. Upon receipt of such a demand which meets the requirements of the Articles of Incorporation and these Bylaws, the Secretary shall deliver a copy of the demand to each of the Directors and, in the normal course, call a Special Meeting as demanded and as provided in these Bylaws.

                  5.       NOTICE OF SHAREHOLDER MEETINGS.

                           (a) ANNUAL MEETING. Except as provided in subsection
(c) hereunder, notice of the date, time and place of the annual meeting of shareholders shall be given by written or printed notice of the same no less than ten (10) days nor more than sixty (60) days prior to the meeting date to each shareholder of record entitled to vote at such meeting.

                           (b) SPECIAL MEETING. Except as provided in subsection
(c) hereunder, notice of the date, time, place and purpose or purposes of a special meeting of the shareholders shall be given by written or printed notice no less than ten (10) days nor more than sixty (60) days prior to the meeting date to each shareholder of record entitled to vote at such meeting.

                           (c) SPECIAL NOTICE PROVISIONS. Notice of a
shareholders' meeting at which the shareholders will be called to act upon an amendment to the Articles of Incorporation of the Corporation (the "Articles of Incorporation"), a plan of merger or share exchange, a proposed sale of assets other than in the regular course of business or the

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dissolution of the Corporation shall be given no less than twenty (20) days nor more than sixty (60) days before the meeting date to all shareholders of record.

                  6. ADVANCED NOTICE OF SHAREHOLDER NOMINATIONS FOR DIRECTORS AND PROPOSALS OF BUSINESS FOR THE ANNUAL MEETING OF SHAREHOLDERS. Shareholder nominations of persons for election to the Board and proposals of business to be considered by the Shareholders at the annual meeting of Shareholders may only be brought before the annual meeting by a Shareholder who is a Shareholder of record at the time of the annual meeting, who is entitled to vote at the annual meeting and who complies with the notice procedures set forth in this Section. In addition to any other applicable legal or regulatory requirements for nominations of persons for election to the Board to be properly brought or for other business to be properly brought before the annual meeting of the Shareholders, the Shareholder who is qualified to bring such matters before the annual meeting must have delivered timely notice thereof in writing to the Secretary of the Corporation within the time period provided in Section 3 of this Article. In no event shall the public announcement of an adjournment of a shareholders' meeting commence a new time period for the delivery of a Shareholder's notice as described above.

                  The Shareholder's notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director, all information which is required by applicable law to be disclosed with regard to someone seeking election or re-election as a director of a corporation, and (b) as to any other business that the Shareholder proposes to bring before the annual meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, any material interest in such business of such Shareholder and the beneficial owner, if any, on whose behalf the proposal is made and all other information which is required by applicable law to be disclosed with regard to such business being placed before the Shareholders for consideration. In addition, the notice shall contain, as to the Shareholder giving notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such Shareholder, as they appear on the Corporation's books, and of such beneficial owners, and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such shareholder and such beneficial owner.

                  Shareholder nominations of persons for election to the Board and Shareholder proposals of business to be considered by the Shareholders at the annual meeting of Shareholders shall not be brought before the annual meeting unless there has been compliance with the procedures set forth in this Section. The person presiding over the annual meeting of the Shareholders shall, if the facts warrant, determine if a Shareholder's nomination of a person for election to the Board or proposal of business to be considered at the annual meeting was not brought in compliance with this Section and if it is so determined, he shall declare at the meeting that any such nominees were not properly nominated and shall not be eligible to receive votes in the election of directors at the meeting or that any such business was not properly brought before the meeting shall not be transacted, as the case may be.

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                  7. RECORD DATE. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or at any adjournment thereof, the Board shall fix in advance a record date for any such determination of shareholders, such date to be not more than seventy (70) days, and in case of a meeting of shareholders, not less than ten (10) days, prior to the date on which the particular action requiring such determination of shareholders is to be taken.

                  8. SHAREHOLDERS' LIST. After fixing a record date for a shareholders' meeting, the Corporation shall prepare an alphabetical list of the names of all its shareholders on the record date who are entitled to notice of a shareholders' meeting. Such list shall be arranged by voting group, and within each voting group by class or series of shares, and show the address of and number of shares held by each shareholder. The shareholders' list shall be kept on file at the Corporation' principal office for the transaction of business for a period beginning ten days prior and through such meeting and shall be available at the time and place of such meeting for the inspection by any shareholder or any shareholder's agent or attorney.

                  9. QUORUM. Except as otherwise required by law, a quorum at any annual or special meeting of the shareholders shall consist of shareholders representing, either in person or by proxy, a majority of the shares entitled to vote on each matter by each voting group.

                  10.      VOTING.

                           (a) ONE SHARE ONE VOTE. Except as otherwise provided
in the Articles of Incorporation and subject to the provisions of the laws of the State of Washington, each outstanding share, regardless of class, is entitled to one vote on each matter voted on at a shareholders' meeting.

                           (b) DECISIONS OF SHAREHOLDERS. If a quorum exists,
action upon a matter, other than the election of directors or such other matters which by express provision of law, the Articles of Incorporation or these Bylaws requires a greater number of votes, is approved by a voting group if the votes cast within the voting group favoring the action exceed the votes cast within the voting group opposing the action.

                           (c) DIRECTOR ELECTION VOTING. Unless otherwise
provided in the Articles of Incorporation, in any election of directors the candidates elected are those receiving the largest numbers of votes cast by the shareholders holding shares entitled to vote in the election, up to the number of directors to be elected by such shares.

                11. PROXIES. A shareholder may vote either in person or by appointing a proxy by signing an appointment form, either personally or by the shareholder's attorney-in-fact or agent. An appointment of a proxy is effective when received by the person authorized to tabulate votes for the Corporation. An appointment of a proxy is valid for eleven months unless a longer period is expressly provided in the appointment form.


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                12. ADJOURNMENT OF A MEETING. If a shareholders' meeting is adjourned to a different place, date or time, whether for failure to achieve a quorum or otherwise, notice need not be given of the new place, date or time if the new place, date or time is announced at the meeting before adjournment. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in these Bylaws, that determination shall apply to any adjournment of that meeting, unless the Washington Business Corporation Act (the "Act") requires fixing a new record date. If the Act requires that a new record date be set for the adjourned meeting, notice of the adjourned meeting must be given to shareholders as of the new record date. Any business may be transacted at an adjourned meeting that could have been transacted at the meeting as originally called.

                13. WAIVER OF NOTICE. A written waiver of any notice required to be given to any shareholder, signed by the person or persons entitled to such notice, whether before or after the time stated therein for the meeting, shall be deemed the giving of such notice by the Corporation, provided that such waiver has been delivered to the Corporation for inclusion in the minutes or filing with the Corporation's records. A shareholder's attendance at a meeting waives the shareholder's right to object to the meeting because of lack of or defective notice thereof, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting.

                14. ACTION OF SHAREHOLDERS BY COMMUNICATIONS EQUIPMENT. Shareholders may participate in any meeting of shareholders by any means of communication by which all persons participating in the meeting can hear each other during the meeting. A shareholder participating in a meeting by this means is deemed to be present in person at the meeting.

                                   ARTICLE III

                                 SHARES OF STOCK
                                 ---------------

                  1. ISSUANCE OF SHARES. No shares of the Corporation's capital stock shall be issued unless authorized by the Board or by a committee empowered by the Board to do so.

                  2. SHARE CERTIFICATES. Certificates representing shares of the Corporation shall be issued in numerical order, and each shareholder shall be entitled to a certificate signed by, or in the name of, the Corporation by any two of the following officers: the Chief Executive Officer; the President; the Treasurer; the Secretary or an Assistant Secretary; or any other officer of the Corporation authorized by the Board to sign such certificates. Share certificates may be sealed with the corporate seal, if any. Facsimiles of the signatures and seal may be used as permitted by law. Every share certificate shall state: (a) the name of the Corporation; (b) that the Corporation is organized under the laws of the State of Washington; (c) the name of the person to whom the share certificate is issued; (d) the number, class and series (if any) of shares that the certificate represents; and (e) if the Corporation is authorized to issue shares of more than one class or series, that upon written request and without charge, the Corporation will furnish any shareholder with a full statement of the designations,


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preferences, limitations and relative rights of the shares of each class or series, and the authority of the Board to determine variations for future series.

                  3. CONSIDERATION FOR SHARES. Shares of the Corporation may be issued for such consideration as shall be determined by the Board to be adequate. The consideration for the issuance of shares may be paid in whole or in part in cash, or in any tangible or intangible property or benefit to the Corporation, including but not limited to promissory notes, services performed, contracts for services to be performed, or other securities of the Corporation. Establishment by the Board of the amount of consideration received or to be received for shares of the Corporation shall be deemed to be a determination that the consideration so established is adequate.

                  4. TRANSFERS. The transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation pursuant to authorization or document of transfer made by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney-in-fact authorized by power of attorney duly executed and filed with the Secretary of the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificates for a like number of shares shall have been surrendered and canceled.

                  5. LOSS OR DESTRUCTION OF CERTIFICATES. In the event of the loss or destruction of any certificate, a new certificate may be issued in lieu thereof upon satisfactory proof of such loss or destruction, and upon the giving of security against loss to the Corporation by bond, indemnity or otherwise, to the extent deemed necessary by the Board, the Secretary, or the Treasurer.

                                   ARTICLE IV

                               BOARD OF DIRECTORS
                               ------------------

                  1. POWERS. All Corporate powers shall be exercised by or under the authority of, and the business, affairs, property and interests of the Corporation shall be managed under the direction of the Board. In addition to the powers and authorities expressly conferred upon it by these Bylaws and by the Articles of Incorporation, the Board may exercise all such powers of the Corporation and do all such lawful acts as are not prohibited by statute or by the Articles of Incorporation or by these Bylaws or as directed or required to be exercised or done by the shareholders.

                  2.       NUMBER AND TERM.

                           (a) NUMBER. The Board shall consist of nine (9)
persons. Directors need not be shareholders of the Corporation or residents of the State of Washington.

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                           (b) STAGGERED BOARD AND TERM. The directorship
positions shall be divided into three classes with said classes designated as Class I, Class II and Class III, respectively. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board. Each class shall consist, as nearly as may be possible, of one-third (1/3) of the total number of directors constituting the entire Board. The initial term of office of the Class I directors shall expire at the annual meeting of shareholders in 2001 and Class I directors shall then and thereafter be elected for a full term of three (3) years. The initial term of office of the Class II directors shall expire at the annual meeting of shareholders in 2002 and Class II directors shall then and thereafter be elected for a full term of three (3) years. The initial term of office of the Class III directors shall expire at the annual meeting of shareholders in 2003 and Class III directors shall then and thereafter be elected for a full term of three (3) years. After the initial term of office for the directors in each of the three classes has expired, then the term of office of each class of directors shall be three years. Directors shall hold office until the annual meeting for the year in which their respective terms of office expire and until their successors shall be elected and shall qualify, subject, to prior death, resignation, retirement, disqualification or removal from office. If the number of directors is changed, any increase or decrease in directorships shall be apportioned among the three classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional directors of any class elected to fill a vacancy resulting from an increase in such class shall hold office only until next election of directors of that class by the shareholders.

                  3. CHANGE OF NUMBER. The number of directors may at any time be increased or decreased by amendment to these Bylaws, provided that no decrease in the number of directors shall have the effect of shortening the term of any incumbent director.

                  4. VACANCIES. All vacancies in the Board, whether caused by resignation, death or otherwise, may be filled by the affirmative vote of a majority of the remaining directors in office even if less than a quorum of the Board is all that is available to vote. A director so elected to fill a vacancy shall hold office until the next shareholders' meeting at which directors of his class are elected and until his successor is elected and qualified. Any directorship to be filled by reason of an increase in the number of directors may be filled by the Board for a term of office continuing only until the next election of directors for the class of the directorship position filled by the shareholders and until his successor is elected and qualified.

                  5. RESIGNATION. A director may resign at any time by delivering written notice to the Board, the President or the Secretary. A resignation is effective when the notice is delivered unless the notice specifies a later effective date.

                  6. REMOVAL OF DIRECTORS. At a special meeting of shareholders called expressly for that purpose, the entire Board, or any member or members thereof, may be removed, but only for cause by vote for removal of a specific director by shareholders holding a majority of the shares then entitled to vote at an election for directors of the Corporation, voting as a single voting group. The notice of such special meeting must state that the


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purpose, or one of the purposes, of the meeting is removal of the director or directors, as the case may be.

                  7. ANNUAL AND REGULAR MEETINGS. The annual meeting of the Board shall be held without notice immediately after adjournment of and at the same place as the annual meeting of shareholders. By resolution, the Board, or any committee thereof, may specify the date, time and place for holding its regular meetings without notice other than such resolution.

                  8. SPECIAL MEETINGS. Special meetings of the Board or any committee thereof may be called, in the case of the Board, by or at the request of the Chairman of the Board, the President, the Secretary or a majority of the Board meetings and, in the case of a committee, by the Chairman thereof. The person or persons authorized to call special meetings may fix any place either within or without the State of Washington as the place for holding any special Board or committee meeting called by them. Notice of a special Board or committee meeting stating the place, day and hour of the meeting shall be given to a director in writing or orally at least 2 days prior to the date of such meeting. Neither the business to be transacted at, nor the purpose of, any special meeting need be specified in the notice of such meeting.

                9. WAIVER OF NOTICE. A director may waive any notice required by law, by the Articles of Incorporation or by these Bylaws before or after the time stated for the meeting, and such waiver shall be equivalent to the giving of such notice. Such waiver must be in writing, signed by the director entitled to such notice and delivered to the Corporation for inclusion in the minutes or filing with the Corporation's records. A director's attendance at or participation in a Board or committee meeting shall constitute a waiver of any required notice to the director of the meeting unless the director at the beginning of the meeting, or promptly upon the director's arrival at the meeting, objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

                10. QUORUM. At all meetings of the Board, or of any committee thereof, a majority of the authorized number of directors for the Board or a majority of the designated members of the committee shall constitute a quorum for the transaction of business and the act of majority of the directors present at any meeting at which there is a quorum shall be the act of the Board, or of the committee thereof, except as the Articles of Incorporation, these Bylaws or the Act may otherwise specifically provide. If a quorum is not present at any meeting of the Board, or of the committee thereof, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

                11. PRESUMPTION OF ASSENT. A director who is present at a meeting of the Board at which action on a corporate matter is taken is deemed to have assented to such action unless: (a) the director objects at the beginning of the meeting, or promptly upon the director's arrival, to the holding of, or transaction of business at, the meeting; (b) the director's dissent or abstention from the action is entered in the minutes of the meeting; or (c)


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the director delivers written notice of the director's dissent or abstention to the presiding officer of the meeting before its adjournment or to the Corporation within a reasonable time after adjournment of the meeting. The right to dissent to or abstain from any action on a corporate matter which is taken at a meeting is not available to a director who voted in favor of the action taken.

                12. ACTION BY DIRECTORS WITHOUT A MEETING. Any action required or permitted to be taken at a meeting of the Board, or of a committee thereof, may be taken without a meeting if the action is taken by all members of the Board of the committee. The action must be evidenced by one or more written consents setting forth the action taken, signed by each of the directors, or by each of the members of the committee, as the case may be, either before or after the action taken, and delivered to the Corporation for inclusion in the minutes or filing with the Corporation's records. Action taken under this section is effective when the last director signs the consent, unless the consent specifies a later effective date.

                13. PARTICIPATION BY MEANS OF COMMUNICATIONS EQUIPMENT. Any or all directors may participate in a regular or special meeting of the Board or a committee thereof by, or may conduct the meeting through the use of, any means of communication by which all directors participating can hear each other during the meeting.

                14. COMMITTEES. The Board, by resolution adopted by the greater of a majority of the directors then in office and the number of directors required to take action in accordance with these Bylaws, may create standing or temporary committees, including an executive committee, and appoint members thereto from its own number and invest such committees with such powers as it may see fit, subject to such conditions as may be prescribed by the Board, these Bylaws and the Act. Each committee must have two or more members, who shall serve at the pleasure of the Board. Each committee shall have and may exercise all of the authority of the Board to the extent provided in the resolution of the Board creating the committee and any subsequent resolutions pertaining thereto and adopted in like manner, except that no such committee shall have the authority to: (1) authorize or approve a distribution except according to a general formula or method prescribed by the Board; (2) approve or propose to shareholders actions or proposals required by the Act to be approved by shareholders; (3) fill vacancies on the Board or any committee thereof: (4) adopt, amend or repeal Bylaws: (5) amend the Articles of Incorporation pursuant to RCW 23B.10.020: (6) approve a plan of merger not requiring shareholder approval: or (7) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares, except that the Board may authorize a committee or a senior executive officer of the Corporation to do so within limits specifically prescribed by the Board. The Board may remove any member of any committee elected or appointed by it but only by the affirmative vote of the greater of a majority of the directors then in office and the number of directors required to take action in accordance with these Bylaws.

                15. COMPENSATION. By Board resolution, directors and committee members may be paid their expenses, if any, of attendance at each Board or committee meeting, or a

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fixed sum for attendance at each Board or committee meeting, or a stated salary as director or a committee member, or a combination of the foregoing. No such payment shall preclude any director or committee member from serving the Corporation in any other capacity and receiving compensation therefor.

                16. PROCEDURAL PROVISIONS. The Board may adopt rules of procedure to govern any meetings of shareholders or directors to the extent not inconsistent with law, the Articles of Incorporation, or these Bylaws, as they are in effect from time to time. In the absence of any rules of procedure adopted by the Board, the chairman of the meeting shall make all decisions regarding the procedures for any meeting.

                                    ARTICLE V

                                    OFFICERS
                                    --------

                  1. DESIGNATIONS. The officers of the Corporation shall be a Chief Executive Officer, President, Secretary, and Treasurer. The Corporation may also have, at the discretion of the Board, one or more vice presidents, assistant secretaries, assistant treasurers, and such other officers as the Board may appoint. The Board shall appoint all officers. Any two or more offices may be held by the same individual.

                  The Board, in its discretion, may elect a Chairman from among its members to serve as Chairman of the Board, who, when present, shall preside at all meetings of the Board and the shareholders, and who shall have such other powers as the Board may determine.

                  2. APPOINTMENT AND TERM OF OFFICE. The officers of the Corporation shall be appointed annually by the Board at the first meeting of the Board held after each annual meeting of the shareholders and at such other times as an officer position is vacant and the Board determines that such position needs to be filled. Each officer shall hold office until a successor shall have been appointed and qualified, or until such officer's earlier death, resignation or removal.

                  3. POWERS AND DUTIES. If the Board appoints persons to fill the following positions, such officers shall have the power and duties set forth below:

                           (a) CHIEF EXECUTIVE OFFICER. The Chief Executive
Officer shall be the Chief Executive Officer of the Corporation, shall preside over meetings of the Board and shareholders in the absence of a Chairman of the Board and, subject to the Board's control, shall supervise and control all of the assets, business and affairs of the Corporation. The Chief Executive Officer may sign certificates, deeds, mortgages, bonds, contracts or other instruments, except when the signing and execution thereof have been expressly delegated by the Board or by these Bylaws to some other officer or agent of the Corporation or are required by the Act to be otherwise signed or executed by some other officer or in some other manner.

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In general, the Chief Executive Officer shall perform all duties incident to the office of Chief Executive Officer and such other duties as are prescribed by the Board from time to time.

                           (b) THE PRESIDENT. In the event of the death of the
Chief Executive Officer or his inability or unavailability to act, the President shall perform the duties of the Chief Executive Officer, except as may be limited by resolution of the Board, with all the powers of and subject to all the restrictions upon the Chief Executive Officer. The President shall have, to the extent authorized by the Chief Executive Officer or the Board, the same powers as the Chief Executive officer to sign certificates, deeds, mortgages, bonds, contracts or other instruments. The President shall perform such other duties as from time to time may be assigned to him by the Chief Executive Officer or the Board. If no Secretary has been appointed, the President shall have responsibility for the preparation of minutes of meetings of the Board and shareholders and for authentication of the records of the Corporation.

                           (c) VICE-PRESIDENTS. In the event of the death of the
President or his inability to act, the Vice President (or if there is more than one Vice President, the Vice President who was designated by the Board as the successor to the President, or if no Vice President is so designated, the Vice President first elected to such office) shall perform the duties of the President, except as may be limited by resolution of the Board, with all the powers of and subject to all the restrictions upon the President. Vice Presidents shall perform such other duties as from time to time may be assigned to them by the Chief Executive Officer or the President or by the Board.

                           (d) THE SECRETARY. The Secretary shall be responsible
for preparation of minutes of the meetings of the Board and shareholders, maintenance of the Corporation's records and stock registers, and authentication of the Corporation's records and shall in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Chief Executive Officer or the President or by the Board. In the absence of the Secretary, an Assistant Secretary may perform the duties of the Secretary.

                           (e) THE TREASURER. The Treasurer shall have charge
and custody of and be responsible for all funds and securities of the Corporation, receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in banks, trust companies or other depositories selected by the Board, and in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Chief Executive Officer or the President or by the Board. In the absence of the Treasurer, an Assistant Treasurer may perform the duties of the Treasurer. If required by the Board, the Treasurer or any Assistant Treasurer shall give a bond for the faithful discharge of his duties in such amount and with such surety or sureties as the Board shall determine.

                  4. DELEGATION. In the case of absence or inability to act of any officer of the Corporation and of any person herein authorized to act in such officer's place, the Board may from time to time delegate the powers or duties of such officer to any other officer or any director or other person whom it may in its sole discretion select.

                  5. VACANCIES. Vacancies in any office arising from any cause may be filled by the Board at any regular or special meeting thereof.

                  6. OTHER OFFICERS. The Board, or a duly appointed officer to whom such authority has been delegated by Board resolution, may appoint such other officers and agents as it shall deem necessary or expedient, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

                  7. RESIGNATION. An officer may resign at any time by delivering notice to the Corporation. Such notice shall be effective when delivered unless the notice specifies a later effective date. Any such resignation shall not affect the Corporation's contract rights, if any, with the officer.

                  8. REMOVAL. Any officer elected or appointed by the Board may be removed at any time, with or without cause, by the affirmative vote of a majority of the entire Board, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

                9. SALARIES AND CONTRACT RIGHTS. The salaries, if any, of the officers shall be fixed from time to time by the Board. The appointment of an officer shall not of itself create contract rights.

                                   ARTICLE VI

                                 INDEMNIFICATION
                                 ---------------

                  1. RIGHT TO INDEMNIFICATION. Each person who was, is or is threatened to be made a named defendant or respondent in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (hereinafter a "proceeding"), by reason of the fact that he is or was a director or officer of the Corporation or, that being or having been such a director or officer, he is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation or of a partnership, joint venture, trust, employee benefit plan or other enterprise (hereinafter an "indemnitee"), whether the basis of a proceeding is alleged action in an official capacity as such a director or officer or in any other capacity while serving as such a director or officer, shall be indemnified and held harmless by the Corporation against all expense and liability (including counsel fees, judgments, fines, ERISA excise taxes or penalties and amounts to be paid in settlement) actually and reasonably incurred or suffered by such indemnitee in connection therewith, and such indemnification shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee's heirs, executors and administrators. Except as provided in Section 4 of this Article with respect to proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if a proceeding (or part thereof) was authorized or ratified by the Board. The right to indemnification conferred in this Article shall be a contract right.

                  2. RESTRICTIONS ON INDEMNIFICATION. No indemnification shall be provided to any such indemnitee for acts or omissions of the indemnitee finally adjudged to be intentional misconduct or a knowing violation of law, for conduct of the indemnitee finally adjudged to be in violation of Section 23B.08.310 ("Liability for Unlawful Distributions") of the Act, for any transaction with respect to which it was finally adjudged that such indemnitee personally received a benefit in money, property or services to which the indemnitee was not legally entitled or if the Corporation is otherwise prohibited by applicable law from paying such indemnification, except that if
Section 23B.08.560 or any successor provision of the Act is hereafter amended, the restrictions on indemnification set forth in this Section 2 shall be as set forth in such amended statutory provision.

                  3. ADVANCEMENT OF EXPENSES. The right to indemnification conferred in this Article shall include the right to be paid by the Corporation the expenses incurred in defending any proceeding in advance of its final disposition (hereinafter an "advancement of expenses"). An advancement of expenses shall be made upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this Section 3.

                  4. RIGHT OF INDEMNITEE TO BRING SUIT. If a claim under Section 1 or 3 of this Article is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part, in any such suit or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. The indemnitee shall be presumed to be entitled to indemnification and advancement of expenses under this Article upon submission of a written claim (and, in an action brought to enforce a claim for an advancement of expenses, where the required undertaking has been tendered to the Corporation) and thereafter the Corporation shall have the burden of proof to overcome the presumption that the indemnitee is so entitled.

                  5. PROCEDURES EXCLUSIVE. Pursuant to Section 23B.08.560(2) or any successor provision of the Act, the procedures for indemnification and advancement of expenses set forth in this Article are in lieu of the procedures required by Section 23B.08.550 or any successor provision of the Act.

                  6. NONEXCLUSIVITY OF RIGHTS. Except as provided in Section 5, the right to indemnification and the advancement of expenses conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any law, provision of the Articles of Incorporation or Bylaws of the Corporation, general or specific action of the Board, contract or otherwise.

                  7. INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or who, while a director, officer, employee, or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of the Act.

                  8. CONTRACTS. The Corporation may enter into contracts with any director, officer, employee or agent of the Corporation in furtherance of the provisions of this Article and may create a trust fund, grant a security interest, or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Article.

                  9. INDEMNIFICATION OF EMPLOYEES AND AGENTS OF THE CORPORATION. The Corporation may, by action of the Board, grant rights to and enter into contracts for indemnification and advancement of expenses to employees and agents or any class or group of employees and agents of the Corporation (i) with the same scope and effect as the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the Corporation; (ii) pursuant to rights granted pursuant to, or provided by, the Act; or (iii) as are otherwise consistent with law.

                  10. PERSONS SERVING OTHER ENTITIES. Any person who, while a director, officer or employee of the Corporation, is or was serving (a) as a director, officer, employee or agent of another Corporation of which a majority of the shares entitled to vote in the election of its directors is held by the Corporation or (b) as a partner, trustee or otherwise in an executive or management capacity in a partnership, joint venture, trust, employee benefit plan or other enterprise of which the Corporation or a majority owned subsidiary of the Corporation is a general partner or has a majority ownership shall conclusively be deemed to be so serving at the request of the Corporation and entitled to indemnification and the advancement of expenses under this Article.

                  11. WITNESS EXPENSES. This Article does not limit a Corporation's authority to pay or reimburse expenses incurred by a director, officer, employee or agent in connection with their appearance as a witness in a proceeding at a time when the such person has not been made a named defendant or respondent to the proceeding.

                  12. SAVINGS CLAUSE. If this Article or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, the Corporation shall nevertheless indemnify each director, officer, employee or agent as to reasonable expenses and liabilities with respect to any proceeding, whether or not brought by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Article that shall not have been invalidated, or by any other applicable law.

                  13. AMENDMENT OR MODIFICATION. This section may be altered or amended at any time as provided in these Bylaws, but no such amendment shall have the effect of diminishing the rights of any person who is or was an officer or director as to any acts or omissions taken or omitted to be taken prior to the effective date of such amendment.

                                   ARTICLE VII

                                     NOTICES
                                     -------

                  Except as may otherwise be required by law, the Articles of Incorporation or these Bylaws, any notice to the Corporation, any shareholder or director must be in writing and may be transmitted by: mail, private carrier or personal delivery; telegraph or teletype; or telephone, wire or wireless equipment which transmits a facsimile of the notice. Written notice by the Corporation to its shareholders shall be deemed effective when mailed, if mailed with first-class postage prepaid and correctly addressed to the shareholder's address shown in the Corporation's current record of shareholders. Except as set forth in the previous sentence, written notice shall be deemed effective at the earliest of the following: (i) when received; (ii) five days after its deposit in the United States mail, as evidenced by the postmark, if mailed with first-class postage, prepaid and correctly addressed; (iii) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and receipt is signed by or on behalf of the addressee; or (iv) if sent to a shareholder's address, telephone number, or other number appearing on the records of the Corporation, when dispatched by telegraph, teletype or facsimile equipment.

                                  ARTICLE VIII

                                      SEAL
                                      ----

                  The Corporation may adopt a corporate seal which seal shall be in such form and bear such inscription as may be adopted by the Board.

                                   ARTICLE IX

                                BOOKS AND RECORDS
                                -----------------

                  1. BOOKS AND RECORDS OF CORPORATE MEETINGS, ACCOUNTING RECORDS AND SHARE REGISTERS. The Corporation shall: (a) keep as permanent records minutes of all meetings of its shareholders and the Board, a record of all actions taken by the shareholders or the Board without a meeting, and a record of all actions taken by a committee of the Board exercising the authority of the Board on behalf of the Corporation; (b) maintain appropriate accounting records;
(c) maintain a record of its shareholders, in a form that permits preparation of a list of the names and addresses of all shareholders, in alphabetical order by class of shares showing the number and class of shares held by each; provided, however, such record may be maintained by an agent of the Corporation; (d) maintain its records in written form or in another form capable of conversion into written form within a reasonable time; (e) keep a copy of the following records at its principal office: 1. the Articles of Incorporation and all amendments thereto as currently in effect; 2. the Bylaws and all amendments thereto as currently in effect; 3. the minutes of all meetings of shareholders and records of all action taken by shareholders without a meeting, for the past three years; 4. the financial statements described in Section 23B.16.200(1) of the Act, for the past three years; 5. all written communications to shareholders generally within the past three years; 6. a list of the names and business addresses of the current directors and officers; and 7. the most recent annual report delivered to the Washington Secretary of State.

                  2. COPIES OF CORPORATE RECORDS. Any person dealing with the Corporation may rely upon a copy of any of the records of the proceedings, resolutions, or votes of the Board or shareholders, when certified by the Chairman of the Board, the Chief Executive Officer, the President, a Vice President, Secretary or Assistant Secretary.

                                    ARTICLE X

                                 ACCOUNTING YEAR
                                 ---------------

                  The accounting year of the Corporation shall be the calendar year, provided that if a different accounting year is at any time selected by the Board for purposes of federal income taxes, or any other purpose, the accounting year shall be the year so selected.

                                   ARTICLE XI

                                   AMENDMENTS
                                   ----------

                  1. BY SHAREHOLDERS. Article II, Sections 3, 4 and 6, Article IV, Section 2(b), and Article XI, Section 1, of these Bylaws may only be amended or repealed at an annual or special meeting of the shareholders the notice for which designates that an amendment or repeal of one or more of such sections is to be considered and then only by an affirmative vote of the shareholders holding 80% of the shares entitled to vote upon such amendment or repeal, voting as a single voting group. The other provisions of these Bylaws may be amended or repealed by the shareholders at any regular or special meeting of the shareholders the notice for which designates that such an amendment or repeal is to be considered by an affirmative vote of the shareholders holding a majority of the shares entitled to vote thereon.

                  2. BY DIRECTORS. The Board shall have power to amend or repeal the Bylaws of, or adopt new bylaws for, the Corporation. However, any such Bylaws, or any alteration, amendment or repeal of the Bylaws, may be subsequently amended or repealed by the shareholders as provided in Article XI,
Section 1 of these Bylaws.

                  3. EMERGENCY BYLAWS. The Board may adopt emergency Bylaws, subject to amendment or repeal by action of the shareholders in accordance with
Article XI, Section 1 of these Bylaws, which shall be operative during any emergency in the conduct of the business of the Corporation resulting from an attack on the United States, any state of emergency declared by the federal government or any subdivision thereof, or any other catastrophic event.


                                    Dated: ___________________, 2000.


                                           -------------------------------
                                           Secretary of TTM Technologies, Inc.

                 CERTIFICATE OF ADOPTION OF AMENDED AND RESTATED
                        BYLAWS OF TTM TECHNOLOGIES, INC.

                  The undersigned hereby certifies that he is the duly elected, qualified, and acting Secretary of TTM TECHNOLOGIES, INC., (the "Corporation") and that the foregoing Bylaws, comprising 17 pages, were adopted as the Bylaws of the Corporation on __________, 2000, by the Board of Directors of the Corporation, to be effective as of the date that the Restated Articles of Incorporation of the Corporation are filed with the office of the Secretary of State for the State of Washington.

                                    IN WITNESS WHEREOF, the undersigned has
                                    executed this Certificate of Adoption on __________, 2000.



                                     -----------------------------------
                                               Secretary